Exhibit 10.1

THIRD AMENDMENT TO SENIOR UNSECURED SUSTAINABILITY-LINKED

REVOLVING CREDIT AGREEMENT

This AMENDMENT to the Senior Unsecured Sustainability-Linked Revolving Credit Agreement, dated as of December 10, 2025 (this “Amendment”), is made and entered into by and among TEVA PHARMACEUTICAL INDUSTRIES LIMITED, an Israeli company registered under no 52-0013-954, the registered address of which is at Dvora HaNevia St. 124, Tel Aviv, Israel (the “Company” or “Parent”), TEVA PHARMACEUTICALS USA, INC., a Delaware corporation, the principal office of which is at 400 Interpace Parkway, Building A, Parsippany, New Jersey 07054, United States of America (“Teva USA” or the “US Borrower”), TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its official seat (statutaire zetel) in Amsterdam, the Netherlands, having its office at Piet Heinkade 107, 1019GM Amsterdam, the Netherlands and registered with the Dutch trade register under number 59012161 (the “Dutch II Borrower”) and TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its official seat (statutaire zetel) in Amsterdam, the Netherlands, having its office at Piet Heinkade 107, 1019GM Amsterdam, the Netherlands and registered with the Dutch trade register under number 64156729 (the “Dutch III Borrower” and together with the Dutch II Borrower, “Dutch Borrowers” and each a “Dutch Borrower” and, together with the Parent and Teva USA, the “Borrowers”) and BANK OF AMERICA, N.A., (the “Administrative Agent”).

W I T N E S S E T H:

Reference is made to the Senior Unsecured Sustainability-Linked Revolving Credit Agreement dated as of April 29, 2022 (as amended by that certain Amendment, dated February 6, 2023 and by that certain Second Amendment, dated May 3, 2024, and as may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Existing Credit Agreement” and as amended by this Amendment, the “Credit Agreement”), between, amongst others, the Parent, the Borrowers, the Lenders named therein and the Administrative Agent.

WHEREAS, the Loan Parties and the Administrative Agent (on behalf of the Lenders in accordance with the Existing Credit Agreement) have agreed to amend certain provisions of the Existing Credit Agreement as provided for herein;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Defined Terms

Section 1.1 Defined Terms. Each capitalized term used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

ARTICLE II

Amendments

Section 2.1 Amendments. Subject to the occurrence of the Third Amendment Effective Date:

(a)	Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

““Covenant Suspension Date” has the meaning specified in Section 6.04(d)(i).”

““Covenant Suspension/Reversion Notice” means a notice by the Parent to the Administrative Agent with respect to the occurrence of a Covenant Suspension Date or Reversion Date, as applicable, delivered pursuant to and in accordance with Section 6.04(d)(iii), and in the form set out in Exhibit M.”

““Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or BBB- (or the equivalent) by Fitch.”

““Investment Grade Status” means the Parent has an Investment Grade Rating from any two Agencies and the rating from the third Agency is not lower than BB+ or Ba1 (as applicable) (or the equivalent), in each case with stable outlook or better.”

““Reversion Date” has the meaning specified in Section 6.04(a)(ii).”

““Third Amendment Effective date” means December 11, 2025.”

(b)	Section 6.04(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) The Parent shall procure that the Leverage Ratio for the period set forth in Column 1 below (calculated as of the last day of, and for, such period) does not exceed the ratio referred to in Column 2 below, subject to the provisions of Section 6.04(a)(ii) below:

Column 1	Column 2
Four-quarter Test Period ending with such quarter below:
Q1 2022	No greater than 4.50x
Q2 2022	No greater than 4.50x
Q3 2022	No greater than 4.50x
Q4 2022	No greater than 4.25x
Q1 2023	No greater than 4.25x
Q2 2023	No greater than 4.25x
Q3 2023	No greater than 4.25x
Q4 2023	No greater than 4.00x
Q1 2024	No greater than 4.00x
Q2 2024	No greater than 4.00x
Q3 2024	No greater than 4.00x
Q4 2024	No greater than 4.00x
Q1 2025	No greater than 4.00x
Q2 2025	No greater than 4.00x
Q3 2025	No greater than 4.00x
Q4 2025 and thereafter	No greater than 4.25x

(ii) Notwithstanding the foregoing, if, at any time the Company and/or one of its Subsidiaries consummates or commences a Specified Material Transaction at a time when no Default is then continuing, the Company may elect, upon written notice to the Administrative Agent, to increase the maximum Leverage Ratio permitted by this Section 6.04(a) above by 0.5x (retroactive to the first day of the Test Period in which such Specified Material Transaction is consummated or commenced) (such election, a “Leverage Spike Election”); provided, however;

(I) (A) that the Company may only make such election in respect of three Test Periods (which must be consecutive) (such three Test Periods, the “Leverage Spike Period”); and

(B) that the Company may make only one Leverage Spike Election during the life of the Credit Agreement; and

(II) if the Company does make such Leverage Spike Election, then during the applicable Leverage Spike Period, the Applicable Margin shall increase by 0.15% above what it would otherwise have been but for the Leverage Spike Election (such Applicable Margin increase, a “Leverage Spike Margin Adjustment”).

For purposes hereof, a “Specified Material Transaction” means (a) an acquisition of a business or an asset (or group of related businesses and/or assets and whether directly of assets or of equity or similar ownership interests of the direct or indirect owner thereof) (a “Target”) provided that the Target itself becomes, or is acquired by, a direct or indirect Subsidiary of the Company, (b) a substantial expansion, substantial development, substantial refurbishment or substantial modernization of a business or an asset by the Company or any Subsidiary (in each case, with “substantiality” to be determined by the Company in good faith) and (c) the making of investment, capital expenditures or other cash costs in connection with a research or development initiative, the launch of a new product line or asset, licensing agreements, joint ventures and partnerships related to any of the foregoing business development activities or the launch of any existing product line or asset by the Company or any Subsidiary into a new market or consumer base or through a new distribution method or channel, in each case, for aggregate cash consideration or expenditure of not less than US$250,000,000, or, in the case of clauses (b) and (c), projected to be of at least such amount (as certified by a Responsible Officer of the Company), in any four consecutive fiscal quarters.”

(c)	Section 6.04 of the Credit Agreement is hereby amended by adding the following provision as 6.04(d):

“(d)

(i) If on any date following the Third Amendment Effective Date (i) the Parent obtains Investment Grade Status, and (ii) no Event of Default has occurred and is continuing under the Credit Agreement, then, beginning on that date (the “Covenant Suspension Date”) and continuing until the Reversion Date (as defined below), the Parent and its Subsidiaries will not be subject to the provisions of Sections 6.04(a) or 6.04(b).

(ii) If at any time the Parent (x) ceases to have such Investment Grade Status or (y) an Event of Default has occurred and is continuing under the Credit Agreement, then the provisions of Sections 6.04(a) and 6.04(b) will thereafter be reinstated on such date (the “Reversion Date”) and will apply to any future Test Periods ending after the Reversion Date and be applicable pursuant to the terms of the Credit Agreement, unless and until the Parent subsequently attains Investment Grade Status (in which event the provisions of Sections 6.04(a) and 6.04(b) shall no longer be in effect for such time that the Parent maintains Investment Grade Status); provided that, for the avoidance of doubt, such covenants shall not be tested retroactively with respect to previous Test Periods ending after the Covenant Suspension Date and prior to the Reversion Date.

(iii) The Parent will furnish (or cause to be furnished) to the Administrative Agent written notice of such Covenant Suspension Date or Reversion Date, which notice shall be provided to the Administrative Agent no later than three (3) Business Days after any officer of such Person becomes aware or should have become aware of the same and substantially in the form of Exhibit M to the Credit Agreement (a “Covenant Suspension/Reversion Notice”). In the absence of the delivery of a Covenant Suspension/Reversion Notice, the Administrative Agent and Lenders shall assume that no such Covenant Suspension Date or Reversion Date (as applicable) has occurred.”

(d)	A new Exhibit M (“Form of Covenant Suspension/Reversion Notice”) is hereby attached and incorporated into the Credit Agreement, substantially in the form attached hereto as Annex A.

ARTICLE III

Representations and Warranties

Section 3.1 Representations and Warranties to the Third Amendment Effective Date. Each Loan Party hereby represents and warrants as of the Third Amendment Effective Date as follows:

(a)

all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall to that extent so qualified be true and correct in all respects) on and as of such date, as if made on such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall to that extent so qualified be true and correct in all respects) on and as of such earlier date (it being understood that references therein to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment and after giving effect to the amendments set forth herein);

(b)	the execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, as applicable, of such Loan Party;

(c)	this Amendment has been duly executed and delivered by such Loan Party; and

(d)	no Default or Event of Default has occurred, is continuing or would exist after giving effect to this Amendment.

ARTICLE IV

Effectiveness

Section 4.1 Effective Date. This Amendment shall become effective on the date (the “Third Amendment Effective Date”) on which:

(a)

the Administrative Agent shall have received counterparts to this Amendment duly executed and delivered by facsimile transmission or electronic mail (in “pdf” or similar format) by each Loan Party and the Administrative Agent;

(b)

the Administrative Agent has received written legal opinions (and applicable resolutions and authorities) in form and substance satisfactory to it from counsel to each other Loan Parties in respect of this Amendment Agreement; and

(c)

the Parent shall have paid to the Administrative Agent (for the account of each Lender consenting to the Leverage Ratio Adjustment amendments a consent fee of 0.08% of its total Commitments (as at the date of this Amendment). Such consent fee shall be payable within two (2) Business Days of the Third Amendment Effective Date.

Section 4.2 Notification. The Administrative Agent shall notify the Loan Parties and the Lenders of the Third Amendment Effective Date, and such notice shall be conclusive and binding.

ARTICLE V

Miscellaneous

Section 5.1 Effect of Amendment. Except as modified pursuant hereto, no other changes or modifications to the Existing Credit Agreement or Loan Documents are intended or implied and in all other respects the Existing Credit Agreement and Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the Loan Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.

Section 5.2 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

Section 5.3 Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

Section 5.4 Severability. Any provisions of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.5 Reference to the Effect on the Loan Documents. Upon the effectiveness of this Amendment, (a) each reference in the Existing Credit Agreement to this “Agreement,” “hereunder,” “hereof,” “herein” or words of similar import and (b) each reference in any other Loan Document to “the Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment. This Amendment is a “Loan Document” for purposes of the Credit Agreement.

Section 5.6 Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

Section 5.7 Counterparts; Electronic Signatures. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this Section may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. This Amendment may be executed by one or more parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail (in “.pdf” or similar format) shall be effective as of delivery a manually executed counterpart hereof.

Section 5.8 Governing Law; Jurisdiction; Consent to Service of Process.

(a)

This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

(b)

Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Loan Party hereby irrevocably waives such immunity in respect of its obligations under this Amendment. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against any Loan Party or any of their respective properties in the courts of any jurisdiction to enforce a judgment obtained in accordance with this Section.

(c)

Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)

Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 11.01 of the Credit Agreement. In addition, each Loan Party (other than Teva USA) hereby irrevocably designates, appoints and empowers Teva USA (the “Process Agent”), in the case of any suit, action or proceeding brought in the United States as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any kind and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Amendment or any other Loan Document. By executing this Amendment, Teva USA hereby irrevocably accepts such designation, appointment and agency, which shall remain in full force and effect until such time as Teva USA ceases to be a Borrower under the Credit Agreement (at which time each Loan Party shall designate a replacement Process Agent satisfactory to the Administrative Agent (and deliver the appropriate documentation in respect thereof as reasonably requested by the Administrative Agent)). Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Person in care of the Process Agent at the Process Agent’s above address, and such Person hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Loan Party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or such Person at its address specified in Section 11.01 of the Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

Section 5.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Name:	/s/ Eli Kalif
Title:	Executive Vice President and Chief Financial Officer

Name:	/s/ Amit Hazan
Title:	Vice President, Head of Corporate Finance and FRM

TEVA PHARMACEUTICALS USA, INC.

Name:	/s/ Sharon Barber-Lui
Title:	Chief Financial Officer & Senior Vice President

Name:	/s/ Brian Shanahan
Title:	VP General Counsel, Transactions

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

Name:	/s/ Amit Hazan
Title:	Managing Director

Name:	/s/ David Vrhovec
Title:	Managing Director

[Signature Page to 2025 RCF Amendment]

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

Name:	/s/ Amit Hazan
Title:	Managing Director

Name:	/s/ David Vrhovec
Title:	Managing Director

[Signature Page to 2025 RCF Amendment]

BANK OF AMERICA, N.A., as Administrative Agent

Name:	/s/ David J. Smith
Title:	Vice President

Annex A

Form of Covenant Suspension/Reversion Notice

Dated: _____, 202 1

Bank of America, N.A.

as Administrative Agent

GATEWAY VILLAGE-900 BUILDING

900 W TRADE ST

CHARLOTTE, NC, 28255-0001

Attention: Brittany Sheppard

Ladies and Gentlemen:

This Notice of [Covenant Suspension]/[Covenant Reversion] (the “Notice”) is delivered you under Section 6.04(d)(iii) of the Senior Unsecured Sustainability-Linked Revolving Credit Agreement, dated as of April 29, 2022 (as amended by that certain Amendment, dated February 6, 2023, by that certain Second Amendment, dated May 3, 2024, and by that Third Amendment, dated as of December 10, 2025, and as may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), between, amongst others, TEVA PHARMACEUTICAL INDUSTRIES LIMITED (the “Company” or “Parent”), the Lenders party thereto and BANK OF AMERICA, N.A., (the “Administrative Agent”).

1.	Pursuant to Section 6.04(d)(iii) of the Credit Agreement, the Parent hereby gives notice to the Administrative Agent of:

(a)	The Parent obtained Investment Grade Status on [•], 202[ ] (the “Covenant Suspension Date”).

1.	OR

(b)	[The Parent ceased to have Investment Grade Status] [and / or] [an Event of Default occurred and is continuing under the Credit Agreement] on [•], 202[ ] (the “Reversion Date”).

2.	[As of the Covenant Suspension Date, no Event of Default as occurred of is continuing.][2]

3.	All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

[1]

To be dated and delivered to the Administrative Agent no later than ten (10) Business Days after any officer of the Parent becomes aware or should have become aware of the Covenant Suspension Date or Reversion Date.

[2]	To be included in connection with a Notice of Covenant Suspension.

IN WITNESS WHEREOF, the undersigned has executed this Notice.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Name:
Title:

Name:
Title:

[Signature Page to [Covenant Suspension]/[Reversion Notice]]